UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2017

(Exact name of registrant as specified in its charter)

Maryland	001-34385	26-2749336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, NE, Atlanta, Georgia		30309
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (404) 892-0896
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Invesco Mortgage Capital Inc. (the "Company") announced today that effective October 20, 2017, Kevin Collins has become the Company's President and David Lyle has become the Company's Chief Operating Officer.  Messrs. Collins and Lyle will report to John M. Anzalone, the Company's Chief Executive Officer.

Mr. Collins, age 37, served as the Company's Executive Vice President, Commercial Mortgage Credit since March 2017 and previously served as Managing Director and Head of Commercial Mortgage Credit from March 2011 to March 2017.  He also serves as the Head of Commercial Mortgage-Backed Securities Credit of our manager, Invesco Advisors, Inc. (our "Manager"), and joined Invesco Ltd. in 2007.

Mr. Lyle, age 39, served as the Company's Executive Vice President, Residential Mortgage Credit since March 2017 and previously served as Managing Director and Head of Residential Mortgage Credit from March 2011 to March 2017.  He also serves as the Head of Residential Mortgage-Backed Securities Credit of our Manager, and joined Invesco Ltd. in 2006.

Robson J. Kuster, the Company's previous President and Chief Operating Officer, ceased his role with the Company on October 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Mortgage Capital Inc.

By: /s/ Robert H. Rigsby
Name:  Robert H. Rigsby
Title:  Vice President and Secretary

Date:  October 20, 2017